SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  March 24, 1999



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company




Pacific Gas and Electric Company      PG&E Corporation
77 Beale Street, P.O. Box 770000      One Market, Spear Tower, Suite 2400
San Francisco, California  94177        San Francisco, California 94105

          (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company        PG&E Corporation
        (415) 973-7000                   (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.  Other Events

The statements below about the amount of return Pacific Gas and Electric Company may be authorized to earn on its assets and recover from ratepayers in 1999 are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including those factors discussed below.

On March 23, 1999, an administrative law judge (ALJ) of the California Public Utilities Commission (CPUC) issued a proposed decision in Pacific Gas and Electric Company's 1999 Cost of Capital proceeding before the CPUC. (Pacific Gas and Electric Company is the utility subsidiary of PG&E Corporation.) The proposed decision, if approved by the CPUC, would be retroactive to January 1, 1999. However, the proposed decision is subject to change prior to the final vote of the CPUC. The CPUC may adopt all or part of it as written, amend, or modify it, or set it aside and prepare its own decision. The proposed decision is currently scheduled to be considered by the CPUC at its April 22, 1999 decision conference. The CPUC may act then, or it may postpone action until a later date.

The ALJ's proposed decision recommends a return on common equity
(ROE) of 10.6% for Pacific Gas and Electric Company's electric distribution and gas distribution assets, and an overall return on utility rate base of 8.75% in 1999. The proposed decision does not recommend any change to the currently authorized utility capital structure of 46.2% long-term debt, 5.8% preferred stock, and 48% common equity.

Pacific Gas and Electric Company had requested an ROE of 12.1% and an overall return on rate base of 9.53% for its electric and gas distribution assets, as opposed to its currently adopted 1998 bundled ROE of 11.2% and overall return of 9.17%. Other parties, notably the CPUC's Office of Ratepayer Advocates (ORA), had recommended lower rates of return. The table below shows the current authorized rates, the requested rates, ORA's recommended rates, and the ALJ's proposed rates:

                   1998          1999        1999 ORA       1999 ALJ
                Authorized     Requested   Recommendation   Proposed
---------------------------------------------------------------------

Long-term debt      7.36%       7.24%         7.19%          7.09%
Preferred stock     6.65%       6.50%         6.50%          6.55%
Common stock (ROE) 11.20%      12.10%         8.64%(1)      10.60%(2)

Overall Return
  on Rate Base (3)  9.17%       9.53%         7.85%          8.75%

(1) For electric distribution only. ORA recommended a return on common equity of 9.32% and an overall return on utility rate base of 8.17% for Pacific Gas and Electric Company's gas distribution operations.

(2) For both electric and gas distribution.

(3) Based upon a utility capital structure of 46.2% long-term debt, 5.8% preferred stock, and 48% common equity.

By itself, the proposed decision would reduce Pacific Gas and Electric Company's base revenues in 1999 by $46.3 million and $14.5 million for electric and gas distribution, respectively, based on the amount of rate base proposed by the utility in its 1999 General Rate Case (GRC) proceeding at the CPUC. However, the total change in Pacific Gas and Electric Company's base revenues in 1999 will be determined by a combination of the final outcomes of the cost of capital proceeding, the GRC proceeding, and other CPUC proceedings.
A proposed decision in the GRC proceeding is currently expected in April 1999. In light of the current rate freeze, decreases in base revenues would increase the amount of revenues available to recover transition costs (certain generation-related costs which prove to be uneconomic under the new competitive electric generation market).

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY


                                 /S/ LESLIE H. EVERETT

                          By ________________________________
                                  LESLIE H. EVERETT
                               Vice President and Secretary
                               (PG&E Corporation)
                               Vice President and Secretary
                               (Pacific Gas and Electric Company)

Dated: March 24, 1999